As filed with the U.S. Securities and Exchange Commission on April 26, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

World Funds Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See below

(I.R.S. Employer Identification No.)

World Funds Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Name of each exchange on which
Title of each class of securities to be so registered	each class is to be registered
T-REX 2X LONG BITCOIN DAILY TARGET ETF	CBOE BZX EXCHANGE, INC.
T-REX 2X INVERSE BITCOIN DAILY TARGET ETF	CBOE BZX EXCHANGE, INC.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-148723

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the T-REX 2X Long Bitcoin Daily Target ETF and T-REX 2X Inverse Bitcoin Daily Target ETF, each a series of World Funds Trust (“the Trust”) to be registered is hereunder incorporated by reference to the description contained in Post-Effective Amendment No. 460 under the Securities Act of 1933, as amended and Amendment No. 461 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-148723 and 811-22172), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR April 26, 2024.

The series to which this filing relates and its respective Employer ID Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
T-REX 2X LONG BITCOIN DAILY TARGET ETF	99-1805917
T-REX 2X INVERSE BITCOIN DAILY TARGET ETF	99-1806223

Item 2. Exhibits

1.	The Trust’s Certificate of Trust is included as exhibit (a)(1) to Post-Effective Amendment No. 241 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-148723; 811-22172) as filed on October 4, 2017 and incorporated here in reference.
2.	The Trust’s Certificate of Amendment of Trust is included as exhibit (a)(2) to Post-Effective Amendment No. 241 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-148723; 811-22172) as filed on October 4, 2017 and incorporated here in reference.
3.	The Trust’s Amended Agreement and Declaration of Trust is included as Exhibit (a)(3) to Post-Effective Amendment No. 237 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-148278; 811-22172) as filed on August 28, 2017 and incorporated here in reference.
4.	The Trust’s Amended and Restated By-Laws are included as Exhibit (exb) to be Post-Effective Amendment No. 237 to the Registrant’s Statement on Form N-1A (File Nos. 333-148723; 811-22172) as filed on August 28, 2017 and incorporated here in reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 26, 2024	World Funds Trust

By: /s/ Karen Shupe